UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 25, 2004

(Date of earliest event reported)

UAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007

(Address of principal executive offices)

(847) 700-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events

In connection with its voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code in Case Nos. 02-48191 through 02-48218, UAL Corporation filed on May 21, 2004 with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division a Motion to Modify its Retiree Medical Benefits Pursuant to Section 1114(g) of the Bankruptcy Code.  At that time, UAL Corporation also filed a Memorandum in Support of that Motion.  A copy of the Memorandum is provided hereunder as Exhibit 99.1.

Item 7.		Financial Statements and Exhibits.

(c)	Exhibits	Description

	99.1	Memorandum in Support of Debtors’ Motion to Modify Their Retiree Medical Benefits Pursuant to Section 1114(g) of the Bankruptcy Code

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ Paul R. Lovejoy
Name:	Paul R. Lovejoy
Title:	Senior Vice President,
General Counsel and Secretary

Dated:  May 25, 2004